Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in Amendment No. 1 to this Registration Statement filed on Form S-4 of our report dated March 10, 2011 with respect to the audited consolidated financial statements of Saratoga Resources, Inc. for the years ended December 31, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statements.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 18, 2011